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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Good Guys, Inc. on Form S-3 of our report dated November 3, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Good Guys, Inc. for the year ended September 30, 1999 and to the reference to us under the heading "Experts" in this Registration Statement.

DELOITTE & TOUCHE LLP

San Francisco, California
March 14, 2000